UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14-A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14(a)-12

Safeway Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with written preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Safeway Inc.

To Participants in the

Safeway 401(k) Plan

Safeway 401(k) Savings Plan

The Vons Companies, Inc. Pharmacists’ 401(k) Plan

The Dominick’s Finer Foods, LLC 401(k) Retirement Plan for

Union Employees

As a participant (or a beneficiary with an account) in any of the 401(k) plans listed above, you have the right to direct the appropriate 401(k) plan trustee to vote the shares of Safeway Inc. Common Stock held in your 401(k) plan account. The vote will take place at the Annual Meeting of Stockholders of Safeway Inc. to be held on May 19, 2011.

As part of Safeway’s efforts to be environmentally conscious, you will no longer automatically be sent a proxy statement and annual report in the mail. Instead, you will receive a separate, confidential communication entitled “Important Notice Regarding the Availability of Proxy Materials for the Safeway Inc. Stockholder Meeting to be held on May 19, 2011.” It describes the matters being presented at the Annual Meeting and provides you with directions on how to vote the shares of Safeway Inc. Common Stock held in your 401(k) plan account and how you can access the proxy materials that are available to you. If you prefer to receive a paper or e-mail copy of these documents, you must request them according to the directions provided in the notice. We encourage you to access and review all of the information contained in the proxy materials before you vote.

To direct the 401(k) plan trustee as to how to vote your Safeway 401(k) plan shares, you may vote electronically through the Internet or by telephone, or you may request a proxy card according to the directions provided in the notice.

Your votes are transmitted to the 401(k) plan trustee as your voting directions. The 401(k) plan trustee will hold your 401(k) plan voting directions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of Safeway or its subsidiaries, except to the extent required by law.

If you also own shares of Safeway Common Stock that are held of record in your name outside a 401(k) plan (such as shares you purchased through the Employee Stock Purchase Plan), your vote will apply to both the shares held in your 401(k) plan account as well as those shares you own outside the 401(k) plan that are held in your name (but not to shares held in “street” or broker name).

If your completed proxy is not received by 6 a.m. Pacific time, May 17, 2011, the 401(k) plan administrator will direct the 401(k) plan trustee as to how to vote only the shares of Safeway Common Stock held in your 401(k) plan account. However, the 401(k) plan trustee will not vote any shares that you own outside the 401(k) plan (such as shares you purchased through the Employee Stock Purchase Plan).